UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 6, 2013, Straight Path Communications Inc. (“SPCI”), a subsidiary of IDT Corporation (the “Registrant”), filed a registration statement on Form 10 with the U.S. Securities and Exchange Commission (“SEC”) that includes the following financial statements: (i) audited consolidated balance sheets of SPCI as of July 31, 2012 and 2011, and audited consolidated statements of operations, equity, and cash flows for each of the years in the two-year period ended July 31, 2012, (ii) unaudited condensed consolidated balance sheets of SPCI as of January 31, 2013 and 2012, (iii) unaudited condensed consolidated statements of operations and cash flows for the six month periods ended January 31, 2013 and 2012, (iv) an unaudited pro forma consolidated balance sheet as of January 31, 2013 and unaudited pro forma consolidated statements of operations for the six months ended January 31, 2013 and for the fiscal year ended July 31, 2012 (the “Financial Statements”). The pro forma balance sheet adjustments assume that SPCI’s spin-off from IDT occurred as of January 31, 2013. The pro forma adjustments to the unaudited consolidated statements of operations for the six months ended January 31, 2013 and for the year ended July 31, 2012 assume that the spin-off occurred as of August 1, 2011.  The Financial Statements included in the Information Statement filed as exhibit 99.1 to the Form 10 are incorporated herein by reference.

Item 8.01   Other Events.

 On May 6, 2013, the Registrant announced the spin-off of SPCI, a wholly-owned subsidiary of IDT, which holds IDT’s interests in Straight Path Spectrum, Inc. (f/k/a IDT Spectrum, Inc.), and Straight Path IP Group, Inc. (f/k/a Innovative Communications Technologies, Inc.). As previously disclosed, the board of directors of the Registrant authorized management to spin-off SPCI’s subsidiary, Straight Path IP Group to its stockholders.

On May 6, 2013, the Registrant issued a press release announcing that it and SPCI had filed a Form 10 registration statement (containing an initial Information Statement) with the SEC.

The intent is that SPCI will be spun-off to the Registrant’s stockholders as a new publicly traded company and SPCI intends to apply to have its Class B common stock listed for trading on the NYSE MKT under the symbol “STRP”. Approval of the spin-off by the Registrant’s stockholders is not required.

The Registrant’s board of directors believes that a spin-off of Straight Path Spectrum and Straight Path IP Group presents an opportunity to realize synergies from the overlap of the nature and approach to generate value from those businesses.  The determination is based on the belief that a spin-off of Straight Path Spectrum and Spectrum IP Group as a combined company is the plan with the greatest likelihood of realizing the greatest value to the Registrant’s shareholders.

The spin-off of SPCI will occur by way of a pro rata distribution of SPCI Class A common stock and Class B common stock to the Registrant’s stockholders. In the distribution, on the distribution date, each Registrant stockholder will receive one share of SPCI Class A common stock for every five shares of the Registrant Class A common stock and one share of SPCI Class B common stock for every five shares of Registrant Class B common stock, held at on the record date for the spin-off.

Completion of the spin-off is subject to final approval by the Registrant’s board of directors, receipt of a favorable opinion as to the spin-off’s tax-free status, as well as effectiveness of the Form 10 registration statement filed with the SEC. The Form 10 includes detailed information about SPCI, the spin-off and related matters. IDT will distribute an information statement to stockholders following completion of the SEC’s review of the Form 10. The Registrant’s board of directors reserves the right to amend, modify or abandon the spin-off and the related transactions at any time prior to the distribution date.

This Form 8-K report contains forward-looking statements addressing the spin-off, the operation, business and prospects of the Registrant and SPCI following the spin-off and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the spin-off, including the timing and terms of the spin-off and whether the spin-off will be completed, and uncertainties regarding the impacts on the Registrant and the market for their respective securities if the spin-off is accomplished. In addition, the Registrant and SPCI are subject to additional risks and uncertainties, as described in the Registrant’s Form 10-K, Form 10-Q and Form 8-K reports and the Form 10 referenced above (including all amendments to those reports) and exhibits to those reports.

A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

99.1	Press Release of the Registrant, dated May 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

	By:	/s/ Howard Jonas
Name: Howard Jonas
Title: Chief Executive Officer
Dated: May 6, 2013

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release of the Registrant, dated May 6, 2013.